UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2026
BRANDYWINE REALTY TRUST
BRANDYWINE OPERATING PARTNERSHIP, L.P.
(Exact name of registrant as specified in charter)

Maryland
(Brandywine Realty Trust)	001-9106	23-2413352
Delaware
(Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)
2929 Arch Street
Suite 1800
Philadelphia, PA 19104
(Address of principal executive offices) (Zip Code)
(610) 325-5600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	BDN	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Brandywine Realty Trust:
Emerging growth company ☐
Brandywine Operating Partnership, L.P.:
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Brandywine Realty Trust: ☐
Brandywine Operating Partnership, L.P.: ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
Brandywine Realty Trust (the "Parent Company") is the sole general partner of Brandywine Operating Partnership, L.P. (the "Operating Partnership") and owns its assets and conducts its operations through the Operating Partnership and subsidiaries of the Operating Partnership. The Parent Company, the Operating Partnership and their consolidated subsidiaries are collectively referred to in this report as the "Company." On July 9, 2026, the Company completed the disposition of a 206,000 square foot office building and its 520-space above ground parking garage located in Austin, Texas, to an unaffiliated third party for a sales price of $151.0 million and net proceeds of approximately $146.1 million.
Item 9.01    Financial Statements and Exhibits

(a) N/A

(b) Pro forma financial information

The pro forma financial information required pursuant to Article 11 of Regulation S-X is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

(c) N/A

(d) Exhibits

Exhibit	Description
99.1	Unaudited pro forma consolidated financial information for Brandywine Realty Trust for the year ended December 31, 2025 and as of and for the three months ended March 31, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

By:	/s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and
Chief Financial Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.

BY:	BRANDYWINE REALTY TRUST, ITS GENERAL PARTNER

BY:	/s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and
Chief Financial Officer
Date: July 10, 2026